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                                                                     EXHIBIT 10i



March 24, 1997

Fuel-Tech N.V.
Castorweg 22-24
Curacao, Netherlands Antilles

Attn: Mr. Kent D.S. Durr, Chairman and
          Managing Director

Re: Stock Registration Rights

Dear Mr. Durr:

The following sets forth our proposal for registration rights to be granted Fuel-Tech N.V. ("FT") over Clean Diesel Technologies, Inc. ("CDT") securities which it may own. If you are in accord with the following, please sign below where indicated.

In connection with any proposed sale by FT of quantities of CDT securities which FT may own and for which FT shall be required to deliver a statutory prospectus covered by an effective registration statement, FT shall have the following registration rights:

                  1. One registration on demand; and
                  2. An unlimited number of "piggy-back"
                     registrations.

In the event of any registration hereunder each selling shareholder, whether CDT or FT, shall pay all costs involved in such registration including legal, accounting, investment banking advice and the printing of reasonable requirements for prospectuses pro-rata to the shares being sold by such selling shareholders.

Notwithstanding the foregoing, however, FT shall pay or absorb costs involved in any such registration which (i) it voluntarily assumes to protect its interests, such as legal fees for its own counsel and (ii) are associated with the task of furnishing financial statements, if any, and other information concerning FT required to be included in the registration statement.

A "registration" shall mean an effective registration statement, with post-effective amendments as required) under the United States securities laws and such other proceedings as may be required under the securities or "blue sky" laws of the various states of the United States so that FT may legally sell or offer to sell the quantities of the CDT securities owned by it which it desires to sell or offer to sell for at least a period of six months from the commencement of the effectiveness of the registration statement.




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A "piggy-back" registration shall mean a registration of securities to be sold or offered for sale by CDT on its own behalf or on behalf of sellers other than FT (other than for employee benefit plans stock options or the like) in which FT shall participate as a selling securities holder.

In any registration hereunder CDT shall be entitled, after consultation with FT, to select the managing underwriter and FT shall (i) indemnify and defend CDT for misstatements or omissions of fact concerning FT furnished by FT and required to be included in a registration statement and (ii) shall be guided as to the timing and quantities of securities to be sold or offered for sale by the independent advice of the managing underwriter of the proposed offering.

In the event of a demand registration CDT may itself participate and offer securities on its own behalf with FT acting as a selling securities holder so long, however, as FT shall have reasonable assurance that such arrangement will not interfere with FT's intended sale of securities.


                                 Clean Diesel Technologies, Inc.

                                 By: /s/ J.D. Peter-Hoblyn
                                     --------------------------
                                       Jeremy D. Peter-Hoblyn
                                            President

Agreed to and Accepted
as of the 24th day of March, 1997

Fuel-Tech N.V.


By: /s/K.D.S. Durr
    ---------------------------
      Kent D.S. Durr
Chairman and Managing Director